Exhibit 21.1

Subsidiaries of the Company*

Name	Jurisdiction of Incorporation
North America Subsidiaries:
Inventory Management Systems, Inc.	Delaware
Jack of All Games, Inc. (1)	New York
Take-Two Interactive Software Canada, Inc.	Ontario
Jack of All Games (Canada), Inc. (2)	Ontario
Gathering of Developers, Inc. (3)	Texas
Rockstar Games, Inc.	Delaware
MaxCorp Limited	Bermuda
Barking Dog Studios Ltd. (2)	Canada
Angel Studios, Inc.	Virginia
Global Star Software, Inc.	Delaware
Take-Two Licensing, Inc.	Delaware
Alternative Reality Technology, Inc. (a/k/a Rockstar Toronto) (2)	Canada
Visual Concepts Entertainment, Inc.	California
Kush Games, Inc. (14)	California
2K Games, Inc.	Delaware
2K Sports, Inc.	Delaware
Cat Daddy LLC (11)	Washington
Irrational Studios LLC	Delaware
Irrational Games LLC (12)	Delaware
Irrational Games Development LLC (12)	Delaware
Freedom Force Properties LLC (12)	Delaware
Firaxis Games, Inc.	Delaware
Take-Two Productions, Inc.	Delaware
Joytech, Ltd.	British Virgin Islands
Take-Two Interactive Software Sales, Ltd.	Barbados

International Subsidiaries:
Take-Two International SA	Switzerland
Take-Two Interactive Software Europe Ltd (4)	United Kingdom
Take-Two Europe (Holdings) Ltd (5)	United Kingdom
Take-Two Interactive France SAS (5)	France
Take-Two Interactive GmbH (6)	Germany
Take-Two Interactive Austria GmbH (7)	Austria
Take-Two Interactive Espania S.L. (4)	Spain
Take-Two Interactive Software Pty. Ltd. (4)	New South Wales, Australia
Joytech Europe Ltd (5)	United Kingdom
DMA Design Holdings Ltd	United Kingdom
Rockstar North Ltd. (9)	United Kingdom
Rockstar Leeds Ltd.	United Kingdom
JOAG Scandinavia A.S (4)	Norway
Take 2 Nordic A/S (10)	Denmark
Take-Two Interactive Italia Srl (4)	Italy
Rockstar Productions GmbH	Austria
Take-Two Interactive Benelux B.V. (5)	Netherlands
Venom Games Ltd	United Kingdom
PAM Developments SAS (13)	France
Magic Pockets SAS (13)	France
Irrational Games Australia Pty. Ltd. (12)	Australia
Rockstar International Ltd (4)	United Kingdom
Joytech Ltd.	Hong Kong
Gaia Capital Group	France
Jack of All Games Norge	Norway
Jack of All Games AB	Sweden
TechCorp, Ltd.	Hong Kong
2K Software Technology (Shangai) Co, Ltd.	China
Rockstar London, Ltd.	United Kingdom
Rockstar Lincoln, Ltd.	United Kingdom
Take-Two Great Britain, Ltd.	United Kingdom

*                    Unless otherwise noted, all entities are subsidiaries of Take-Two Interactive Software, Inc.

(1)          Subsidiary of Inventory Management Systems, Inc.

(2)          Subsidiary of Take-Two Interactive Software Canada, Inc.

(3)          Subsidiary of T2 Developer, Inc.

(4)          Subsidiary of Take-Two International SA

(5)          Subsidiary of Take-Two Interactive Software Europe Ltd.

(6)          Subsidiary of Take-Two Europe (Holdings) Ltd.

(7)          Subsidiary of Take-Two Interactive GmbH

(8)          Subsidiary of Take-Two Interactive Software Pty. Ltd.

(9)          Subsidiary of DMA Design Holdings Ltd.

(10)   Subsidiary of JOAG Scandinavia A.S.

(11)   Subsidiary of Gathering of Developers, Inc.

(12)   Subsidiary of Irrational Studios LLC

(13)   Subsidiary of Gaia Capital Group

(14)   Subsidiary of Visual Concepts Entertainment, Inc.